Addition Closing Addendum No. 2 to Share Purchase Agreement

This Addendum (the "Addendum") is entered into as of February 7, 2007 by and among Radview Software Ltd., an Israeli corporation, corporate registration number 51-162795-2 (the "Company") and Fortissimo Capital Fund GP, L.P. on behalf of the several partnerships in which it serves as the general partner, (the "Investor"), as an addendum to that certain Share Purchase Agreement entered into by and among the Company and the Investors (as therein defined, and for the purpose of this Addendum, the "SPA Investors") on April 4, 2006 (the "SPA").

                                   WITNESSETH:

      WHEREAS, the Company and the SPA Investors entered into the SPA under which, inter alia, at the First Closing: (i) the SPA Investors purchased from the Company 25,000,000 Acquired Shares, at a purchase price of US$0.03 per share and for an aggregate purchase price of US$750,000, and (ii) the Company issued to the SPA Investors 18,750,000 Warrants, exercisable into 18,750,000 Warrant Shares, for an exercise price of US$0.04 per Warrant Share; and

      WHEREAS, pursuant to section 3 of the SPA, during a period ending 18 months following the First Closing, each SPA Investor may, at its sole discretion, invest, in one or more investment transactions additional amounts, amounting in the aggregate, for all SPA Investors, to a total of US $2,250,000; and

      WHEREAS, the parties hereto entered into Addendum No. 1 to the SPA and in connection therewith, the Investor invested $700,000 in the Company,

      WHEREAS, the Investor wishes to make an additional investment in the Company under the terms and conditions set forth in the SPA, and has, in accordance with Section 3.1 of the SPA, set the amount of the Additional Purchase Price at $500,000; and

      WHEREAS, in consideration for the Additional Purchase Price, the Company is to issue to the Investor Additional Acquired Shares and Additional Warrants to purchase Additional Warrant Shares;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.    INTERPRETATION; DEFINITIONS

1.1   The Recitals and Schedules hereto constitute an integral part hereof.

1.2 The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

1.3 Capitalized terms used herein and not otherwise defined shall have the meaning as set forth in the SPA.

2.    SALE OF ADDITIONAL SHARES

2.1 At the Additional Closing, the Company shall issue and allot to the Investor, and the Investor shall purchase from the Company that number of the Company's Additional Acquired Shares, set opposite the Investor's name in the Amended Schedule A, at a purchase price of US $0.03 per share.

2.2 In addition to the Additional Acquired Shares, at the Additional Closing, the Company shall issue to the Investor that number of Additional Warrants to purchase additional Warrant Shares, set opposite the Investor's name in the Amended Schedule A, at an exercise price of US$0.04 per Additional Warrant Share. The Additional Warrants shall be in the form attached as
      Schedule 5.2.1(c) to the SPA.


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

2.3 The Company hereby represents and warrants that the Additional Acquired Shares and the Additional Warrants shall be, when issued in accordance with the terms and conditions of the SPA and this Addendum, duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive right, third party rights and Encumbrances.

3.    THE ADDITIONAL CLOSING

      The transactions contemplated herein shall take place on February 8, 2007 (the "Additional Closing"), to be held at the offices of Amit, Pollak, Matalon & Co., NYP Tower 19th Floor, 17 Yitzhak Sade St., Tel Aviv, Israel, or at such other date, time and place as the parties shall have mutually agreed to.

      3.1 At the Additional Closing, the following transactions shall occur simultaneously:

            3.1.1 The following documents shall have been provided to the
                  Investor:

                  (a) Validly issued share certificates for the Additional Acquired Shares in the name of the Investor, together with signed notices to the Registrar of Companies regarding the Additional Acquired Shares; and

                  (b) The Additional Warrants, duly executed by the Company and issued to the Investor, in the amounts set forth in the Amended Schedule A;

            3.1.2 The Investor shall pay to the Company its proportional share of the Additional Purchase Price as set next to its name in the Amended Schedule A, by way of a bank transfer to the Company's account, pursuant to wiring instructions given in writing by the Company prior to the Additional Closing.

4.    NEW OPTIONS

4.1 In consideration of Fortissimo accelerating each Additional Closing, the Company will use its best efforts to obtain shareholder approval at its next shareholder meeting in order to approve the grant of a new option (the "New Option") to Fortissimo that will provide to Fortissimo an option to acquire the identical amount of shares and warrants at the same terms as were available to Fortissimo at each Additional Closing.

4.2 In the event that the grant of a New Option is approved by the shareholders of the Company, the Company shall have the ability to acquire the Additional Shares and the Additional Warrants that were issued to Fortissimo at each Additional Closing with respect to which a New Option was granted, at the same price at which such securities were acquired plus 8% interest per annum for a period of twelve months from the date the new Option was issued.

5.    OTHER PROVISIONS

5.1 Each of the parties hereto hereby represents that this Addendum constitutes the valid, binding and enforceable obligation of such party and that execution, delivery and performance of the obligations of such party hereunder have been duly authorized by all necessary corporate actions.

5.2 Other than as explicitly provided herein, nothing herein shall be deemed to amend or derogate in any manner from the terms and provisions of the SPA and the Schedules thereto, which shall remain in full force and effect.


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

IN WITNESS WHEREOF, each of the parties has signed this Second Addendum as of the date first written hereinabove.

                                        Fortissimo Capital Fund GP LP.
                                        By: Fortissimo Capital (GP) Management
Radview Software Ltd                     Fund Ltd, its general partner

By:                                     By:
    ---------------------------------       ------------------------------------
Name:  ___________________              Name: Yuval Cohen
Title: ___________________              Title: Director


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

                               Amended Schedule A

                                                        Original Investment                     Addendum No. 1
                                                ----------------------------------   ------------------------------------
                                                 Portion                             Portion of
                                                   of        Number                  Additional    Number of
                                                Purchase       of                     Purchase    Additional    Number of
Name of                                         Price in    Acquired     Number of    Price in     Acquired    Additional
Investor                   Address                 US$       Shares      Warrants        US$        Shares      Warrants
----------   --------------------------------   --------   ----------   ----------   ----------   ----------   ----------
Fortissimo   c/o Marc Lesnick
Capital      Fortissimo Capital Management
Fund, LP     Ltd.
             14 Hamelacha Street                $ 20,063      668,773      501,580    $ 24,968       832,267      624,200
             Park Afek, Rosh Haayin 48091
             Fax: +972-3-9157411

Fortissimo   c/o Marc Lesnick
Capital
Fund         Fortissimo Capital Management      $506,090   16,869,681   12,652,261    $629,801    20,993,367   15,745,025
(Israel),    Ltd.
LP           14 Hamelacha Street
             Park Afek, Rosh Haayin 48091
             Fax: +972-3-9157411

Fortissimo   c/o Marc Lesnick
Capital      Fortissimo Capital Management
Fund         Ltd.
(Israel-     14 Hamelacha Street                $ 36,346    1,211,545      908,659    $ 45,231     1,507,700    1,130,775
DP), LP      Park Afek, Rosh Haayin 48091
             Fax: +972-3-9157411

Yehuda       24 Raoul Wallnberg Street
Zisapel      Tel-Aviv 69719, Israel
             Fax: +972-3-6440639

             Cc: Yael Langer, Adv.              $125,000    4,166,667    3,125,000    $      0             0            0
             RAD Bynet Group Legal Department

             24 Raoul Wallenberg St.
             Tel-Aviv 69719, Israel
             Fax: +972-3-6498248

Shem         C/o Shai Beilis
Basum        8 Hanna Senesh St.
Ltd.         Kfar Saba                          $ 50,000    1,666,667    1,250,000    $      0             0            0
             Fax: +972-9-960-1818
             E-mail:
             shai@FormulaVentures.com

Michael      210 West 89th Street
Chill        Apt. 4-N, New York NY 10024
             Email: mchill@paramountbio.com     $ 12,500      416,667      312,500    $      0             0            0
             Phone: 212-554-4211
             Cell: 646-245-2457
                                                --------   ----------   ----------    --------    ----------   ----------
             Total                              $750,000   25,000,000   18,750,000    $700,000    23,333,334   17,500,000
                                                ========   ==========   ==========    ========    ==========   ==========

                                                           Addendum No. 2
                                                ------------------------------------
                                                Portion of
                                                Additional    Number of
                                                 Purchase    Additional    Number of
Name of                                          Price in     Acquired    Additional
Investor                   Address                  US$        Shares      Warrants
----------   --------------------------------   ----------   ----------   ----------
Fortissimo   c/o Marc Lesnick
Capital      Fortissimo Capital Management
Fund, LP     Ltd.
             14 Hamelacha Street                 $  7,321      244,033       183,025
             Park Afek, Rosh Haayin 48091
             Fax: +972-3-9157411

Fortissimo   c/o Marc Lesnick
Capital
Fund         Fortissimo Capital Management       $460,364    15,345,467   11,509,100
(Israel),    Ltd.
LP           14 Hamelacha Street
             Park Afek, Rosh Haayin 48091
             Fax: +972-3-9157411

Fortissimo   c/o Marc Lesnick
Capital      Fortissimo Capital Management
Fund         Ltd.
(Israel-     14 Hamelacha Street                 $ 32,315     1,077,167      807,875
DP), LP      Park Afek, Rosh Haayin 48091
             Fax: +972-3-9157411

Yehuda       24 Raoul Wallnberg Street
Zisapel      Tel-Aviv 69719, Israel
             Fax: +972-3-6440639

             Cc: Yael Langer, Adv.               $      0             0            0
             RAD Bynet Group Legal Department

             24 Raoul Wallenberg St.
             Tel-Aviv 69719, Israel
             Fax: +972-3-6498248

Shem         C/o Shai Beilis
Basum        8 Hanna Senesh St.
Ltd.         Kfar Saba                           $      0             0            0
             Fax: +972-9-960-1818
             E-mail:
             shai@FormulaVentures.com

Michael      210 West 89th Street
Chill        Apt. 4-N, New York NY 10024
             Email: mchill@paramountbio.com      $      0             0            0
             Phone: 212-554-4211
             Cell: 646-245-2457
                                                 --------    ----------   ----------
             Total                               $500,000    16,666,667   12,500,000
                                                 ========    ==========   ==========


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